SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                    June 4, 2008

Retail Pro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23049	33-0896617
(Commission File Number)	(IRS Employer Identification No.)

3252 Holiday Court, Ste. 226, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 550-3355
(Registrant’s telephone number, including area code)

Island Pacific, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Departure of Directors or Principal Officers

Effective June 4, 2008, Barry Schechter resigned his employment with Retail Pro, Inc. (the “Company”) as Chief Executive Officer and Director.  There were no disputes between the Company and Mr. Schechter.

(c)           Appointment of Principal Officers

Effective June 4, 2008, the Company’s Board appointed Donald S. Radcliffe, 63, to serve as the Company’s Chief Executive Officer.  In consideration of his appointment as Chief Executive Officer, Mr. Radcliffe resigned as a member of the audit committee effective June 4, 2008.  He will continue to serve as a Director.

Mr. Radcliffe has served as a Director since August 2004.  He previously served as a Director from May 1998 until October 2003.  During the most recent five year period, Mr. Radcliffe served as founder and principal of Radcliffe & Associates.  Mr. Radcliffe had previously served as Chief Operating Officer of World-Wide Business Centres, a multinational operator of serviced office facilities, and Partner at KMG Hurdman, specializing in management consulting.  Mr. Radcliffe earned his Bachelor of Science degree with honors in Management Science from Lehigh University , and his Masters degree in Business Administration with distinction from the Amos Tuck School of Business at Dartmouth University.

Mr. Radcliffe’s employment will be at-will.  He will receive a salary of $150,000 per year and will also receive options to purchase 200,000 shares of the Company’s common stock at the market price as of the close of business on June 4, 2008.

Item 7.01                      Regulation FD

The Company issued a press release on June 4, 2008 regarding the resignation of Mr. Schechter as Chief Executive Officer and Director and the appointment of Mr. Radcliffe as Chief Executive Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing.

Forward Looking and Cautionary Statements

The press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations.  All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements.  These forward looking statements include but are not limited to comments with respect to the objectives and strategies of the Company, the Company’s ability to achieve its short-term and long-term profitability and growth goals and its ability to further penetrate and open global markets, which should be considered in conjunction with the risk factors listed in the Company’s Form 10-K for the fiscal year ended March 31, 2007 and other cautionary statements identified from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more complete description of the Company’s business is provided in the Company’s most recent annual, quarterly and current reports, which are available from the Company without charge or at www.sec.gov.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibit No.	Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Retail Pro, Inc.

Date: June 4, 2008	By: /s/ Donald Radcliffe
Name: Donald Radcliffe
Title: Chief Executive Officer